CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Registration Statement and Prospectus of Multi-Link Telecommunications, Inc. of our report dated February 13, 1998, relating to the financial statements of Multi-Link Telecommunications, Inc. (formerely Multi-Link Holdings, Inc.) contained in the Registration Statement and to the reference to our firm under the caption "EXPERTS" in the Registration Statement.



                            /s/ James E. Scheifley & Associates, P.C.
                            James E. Scheifley & Associates, P.C.
                             Certified Public Accountants


February 21, 1999
Englewood, Colorado